    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 19, 1997
                                             REGISTRATION STATEMENT NO. 33-54547

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         THE CHASE MANHATTAN CORPORATION
               (Exact Name of Registrant, as Specified in Charter)

                 DELAWARE                                      13-2624428
(State or  Other Jurisdiction of Incorporation    (IRS Employer Identification Number)
             or Organization)

                         The Chase Manhattan Corporation
                                 270 Park Avenue
                               New York, NY 10017
                                 (212) 270-6000
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)


           CHEMICAL BANKING CORPORATION -- 1992 STOCK OPTION PLAN OF
                       MARGARETTEN FINANCIAL CORPORATION

                                       and
          CHEMICAL BANKING CORPORATION -- 1993 LONG TERM INCENTIVE PLAN
                      OF MARGARETTEN FINANCIAL CORPORATION
                            (Full Title of the Plan)

                                Anthony J. Horan
                               Corporate Secretary
                         The Chase Manhattan Corporation
                                 270 Park Avenue
                               New York, NY 10017
                                 (212) 270-6000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                        Copies of All Communications to:

                              Neila B. Radin, Esq.
                         The Chase Manhattan Corporation
                                 270 Park Avenue
                                New York, NY 10017

     Pursuant to Rule 478(a)(4) under the Securities Act of 1933, as amended, The Chase Manhattan Corporation hereby withdraws from registration under this Registration Statement 10,000 shares of its Common Stock, par value $1 per share, originally registered hereunder which have not been issued and which are being registered pursuant to a Registration Statement on Form S-3.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on the 19th day of December, 1997.


                                                 THE CHASE MANHATTAN CORPORATION


                                                 By: /s/ Peter J. Tobin
                                                    ____________________________
                                                     Peter J. Tobin
                                                     Chief Financial Officer


      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE               CAPACITY                        DATE
       ---------               --------                        ----

           *                Chairman of the Board, Chief       December 19, 1997
--------------------------  Executive Officer and Director
   Walter V. Shipley        (Principal Executive Officer)

--------------------------  President, Chief Operating         December 19, 1997
  Thomas G. Labrecque       Officer and Director

           *                Vice Chairman of the Board         December 19, 1997
--------------------------  Director
William B. Harrison, Jr.

           *                Director                           December 19, 1997
--------------------------
 Frank A. Bennack, Jr.

--------------------------  Director                           December 19, 1997
  Susan V. Berresford

--------------------------  Director                           December 19, 1997
   M. Anthony Burns

--------------------------  Director                           December 19, 1997
  H. Laurance Fuller

           *                Director                           December 19, 1997
--------------------------
   Melvin R. Goodes

--------------------------  Director                           December 19, 1997
  William H. Gray III

           *                Director                           December 19, 1997
--------------------------
    George V. Grune

           *                Director                           December 19, 1997
--------------------------
    Harold S. Hook

           *                Director                           December 19, 1997
--------------------------
   Helene L. Kaplan

--------------------------  Director                           December 19, 1997
   Henry B. Schacht

           *                Director                           December 19, 1997
--------------------------
   Andrew C. Sigler

           *                Director                           December 19, 1997
--------------------------
   John R. Stafford

           *                Director                           December 19, 1997
--------------------------
  Marina v.N. Whitman

           *                Chief Financial Officer            December 19, 1997
--------------------------  (Principal Financial Officer)
    Peter J. Tobin

           *                Controller                         December 19, 1997
--------------------------  (Principal Accounting Officer)
  Joseph L. Sclafani

* Peter J. Tobin hereby signs this Post-Effective Amendment No. 1 on December 19, 1997 on behalf of each of the indicated persons for whom he is attorney-in-fact pursuant to a power of attorney filed previously.


                                                    /s/   Peter J. Tobin
                                                By:_____________________________
                                                      Peter J. Tobin
                                                      Chief Financial Officer



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